Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

MONEYLION INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Fees to be Paid	Equity	Class A common stock, par value $0.0001 per share	457(o)	—	$—	$—	0.00014760	$—
	Equity	Preferred stock, par value $0.0001 per share	457(o)	—	$—	$—	0.00014760	$—
	Other	Warrants	457(o)	—	$—	$—	0.00014760	$—
	Other	Units	457(o)	—	$—	$—	0.00014760	$—
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	—	$—	$50,000,000	0.00014760	$7,380.00
	Total Offering Amounts					$50,000,000		$7,380.00
	Total Fees Previously Paid							$—
	Total Fees Offsets							$—
	Net Fee Due							$7,380.00

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount Registered		Maximum Aggregate Offering Price		Form Type	File Number	Initial Effective Date
Equity	Class A common stock, par value $0.0001 per share, underlying warrants to purchase Class A common stock(4)	853,333	(5)	$5,017,598.04	(5)	S-1	333-260254	October 14, 2021

(1)	The amount to be registered consists of up to $50,000,000 of an indeterminate amount of Class A common stock, preferred stock, warrants and/or units. Any securities registered hereunder may be sold separately or in combination with the other securities registered hereunder. The securities registered also include an indeterminate number or amount, as the case may be, of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder or pursuant to the anti-dilution provisions of any such securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2)	The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form S-3.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act based on the proposed maximum aggregate offering price of all securities listed.

(4)	No registration fee is payable in connection with the 853,333 shares of Class A common stock issuable upon the exercise of 270,000 private placement warrants and 583,333 public warrants that were previously registered under the registration statement on Form S-1 (No. 333-260254), initially filed by MoneyLion Inc. on October 14, 2021, and declared effective on October 22, 2021, as most recently amended by Post-Effective Amendment No. 2 to Form S-1, filed on July 1, 2022 and declared effective on July 6, 2022 (the “Prior Registration Statement,” as amended and/or supplemented), because such shares are being transferred from the Prior Registration Statement pursuant to Rule 429 under the Securities Act. Pursuant to Rule 429(b) under the Securities Act, this registration statement, upon effectiveness, will constitute a post-effective amendment to the Prior Registration Statement, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act. See “Statement Pursuant to Rule 429” in this registration statement.

(5)	The share amount and maximum aggregate offering price noted in the table above reflect the reverse stock split of the Class A common stock effected by the Company on April 24, 2023.